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                                                                   Exhibit 10.20



                FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT ("this Fourth Amendment") is made and entered into as of the 28th day of December, 2001, by and between BANK ONE, MICHIGAN, a bank chartered under the laws of Michigan having an office at 611 Woodward Avenue, Detroit, Michigan 48226 ("Bank") and TECHNICAL CONSUMER PRODUCTS, INC., a Delaware corporation (and successor by merger to Technical Consumer Products, Inc., an Ohio corporation), with offices at 300 Lena Drive, Aurora, Ohio 44202 ("Borrower").

                                    RECITALS:

     A. The Borrower and the Bank are parties to that certain Credit and Security Agreement dated as of August 10, 2001 (as amended by two letter amendments thereto dated, respectively, September 10, 2001 and October 15, 2001, and a Confirmation of Assumption, Ratification and Amendment Agreement dated October 18, 2001, the "Credit Agreement"), pursuant to which, INTER ALIA, the Bank agreed, subject to the terms and conditions thereof, to advance Revolving Loans (as this and other capitalized terms used herein but not otherwise defined herein are defined in the Credit Agreement) to the Borrower.

     B. As of the close of business on December 28, 2001, the aggregate unpaid principal balance of the Revolving Loans was $12,974,802.25, and the aggregate undrawn stated amount of the Letters of Credit then outstanding was $-0-.

     C. The Borrower and the Bank have agreed to amend the Credit Agreement upon and subject to the terms and conditions contained herein.


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                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower and the Bank hereby agree as follows:

     1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the terms and conditions of this Fourth Amendment, the Credit Agreement is hereby modified as follows:

     A. The definition of "Borrowing Base" in Section 1.1 (General Definitions) is hereby amended and restated in its entirety to provide as follows:

          BORROWING BASE: At any time and from time to time, an amount equal to the sum of (i) an amount equal to the Account Percentage at such time of the face value of Borrower's Eligible Accounts at such time and (ii) the lesser of (a) $7,000,000 (provided, however, that, of said $7,000,000, in-transit Eligible Inventory, subject to the requirements of Section 5.13, below, shall not constitute more than $1,000,000 of the Eligible Inventory included in the Borrowing Base during the period commencing on the effective date of the Fourth Amendment to this Agreement through and including June 30, 2002) or (b) an amount equal to the Inventory Percentage at such time of Borrower's Eligible Inventory which is finished goods, valued at the lesser of cost or market value.

     B. The definition of "Debt" in Section 1.1 (General Definitions) is hereby amended and restated in its entirety to provide as follows:

          DEBT: As applied to any Person, without duplication, (i) all indebtedness for money borrowed of such Person; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person (which, as to Borrower, shall be deemed to include, without limitation, the Borrower's monetary obligations under and pursuant to that certain amended and restated license agreement among Borrower, Andrzej Bobel and Practical Innovations, Inc. dated September 30, 2001); (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (vi) all Debt of a second Person secured by any Lien on any property owned by such first Person, whether or not such Debt has been assumed; (vii) all Capitalized lease obligations of such Person and all Debt of such Person secured by purchase money Liens; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes); (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations;



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     (x) all net obligations of such Person under any so-called `hedge', `swap',
     `collar', `cap' or similar interest rate or currency fluctuation protection agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; (xii) the stated value, or liquidation value if higher, of all redeemable stock (or membership interest or other equity interest) of such Person; (xiii) any and all other obligations to pay money, including, without limitation, trade accounts payable and similar accrued expenses, and (xiv) all guaranty obligations of such Person; provided that the Debt of any Person shall in any event include (without duplication) the Debt of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide expressly that such Person is not liable thereon.

     C. The definition of "Maximum Revolving Credit" in Section 1.1 (General Definitions) is hereby amended and restated in its entirety to provide as follows:

          MAXIMUM REVOLVING CREDIT: At any time and from time to time, an amount equal to the lesser of (i) Twenty Million Dollars ($20,000,000) or (ii) the Borrowing Base at such time.

     D. Paragraph (B) of Section 4.2 (Eligible Inventory) is hereby amended and restated in its entirety to provide as follows:

          (B) The Inventory is located at one of the locations listed on
     Schedule 6.1(E) attached hereto or in transit thereto; PROVIDED, HOWEVER, that from and after July 1, 2002, Inventory that is in transit shall not be Eligible Inventory;

     E. The last sentence of Section 2.9 (Unused Commitment Fee) is hereby amended and restated in its entirety to provide as follows:

     The "unused portion of the Revolving Credit Facility" shall mean, as to any day, an amount equal to $20,000,000, MINUS an amount equal to the sum of
     (i) the aggregate outstanding principal amount of the Revolving Loans at the close of business of such day and (ii) the aggregate undrawn face amount of Letters of Credit outstanding at the close of business of such day.

     F. Clause (v) of Paragraph (B) of Section 7.1 (Affirmative Covenants) is hereby amended and restated in its entirety to provide as follows:



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          (v) not later than 1:30 p.m. of each Banking Day, a borrowing certificate, in form and substance designated by Bank from time to time (a "Borrowing Base Certificate") duly completed, which, INTER ALIA, shall set forth the amount of Borrower's Debt owing to each of Shanghai Jensing Electron Electrical Equipment Co., Ltd. and Shanghai Zhen Xin Electronic Engineering Co., Ltd. as of such date;

     G. Paragraph (E) of Section 7.2 (Negative Covenants) is hereby amended and restated in its entirety to provide as follows:

          (E) Declare or pay any dividend or other Distribution (other than dividends payable solely in shares of Stock) or purchase, acquire or retire any of its Stock outstanding at any time, other than by issuance of its Stock in exchange therefor, unless at the time of such Distribution (and after giving effect thereto), there exists (or would exist) no Possible Default or Event of Default;

     H. Paragraphs (J), (K) and (L) of Section 7.2 (Negative Covenants) are hereby amended and restated in their entirety to provide as follows:

          (J) Allow the ratio of its Annualized Cash Flow to its Annualized Debt Service as at the end of any of the calendar quarters set forth below to be less than the ratio set forth opposite such quarter:

     Quarter Ending                              Minimum Ratio
     --------------                              -------------

     June 30, 2001                               3.50 to 1,

     September 30, 2001                          4.50 to 1,

     December 31, 2001                           3.75 to 1, and

     March 31, 2002 and thereafter               4.00 to 1;

          (K) Allow the ratio of (i) its Debt (other than trade payables and other similar accrued expenses, in each case arising in the ordinary course of business, unless evidenced by a note) as at the end of any calendar quarter ending on or after December 31, 2001 to (ii) its Annualized EBITDA as at the end of such calendar quarter to exceed 3.50 to 1;

          (L) Allow the ratio of (i) its Debt, MINUS the then unpaid principal balance of Subordinated Debt, to (ii) its Tangible Net Worth as at the end of any of the calendar quarters set forth below to exceed the ratio set forth opposite such quarter:



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     Quarter Ending                              Maximum Ratio
     --------------                              -------------

     June 30, 2001                               7.50 to 1,

     September 30, 2001                          6.50 to 1,

     December 31, 2001 and
     March 31, 2001                              4.75 to 1, and

     June 30, 2002 and thereafter                4.25 to 1;

     I. Paragraph (P) of Section 7.2 (Negative Covenants) are hereby amended and restated in their entirety to provide as follows:

          (P) In any manner, (i) make (or give notice in respect of) any voluntary or optional payment or prepayment on, or redemption or acquisition for value of, or redeem, defease or otherwise satisfy prior to the scheduled maturity of, its Subordinated Debt, (ii) directly or indirectly, purchase or otherwise acquire any of its Subordinated Debt,
     (iii) make any payment on or in respect of the principal of or interest on Subordinated Debt, or take or fail to take any other action, in violation of the subordination provisions applicable to such Subordinated Debt, or
     (iv) permit the aggregate amount of indebtedness owing by Borrower to Shanghai Jensing Electron Electrical Equipment Co., Ltd. and Shanghai Zhen Xin Electronic Engineering Co., Ltd. to be less than a total of $3,931,000;

     J. The form of Amended and Restated Revolving Loan Note (the "Restated Note") attached hereto as Attachment 1 is hereby substituted as a new Exhibit A to the Credit Agreement.

     2. CONFIRMATION OF CONSENT. The Bank and the Borrower hereby confirm that the Borrower heretofore advised the Bank of its intention to acquire substantially all of the assets of enerSave data systems, Inc. and JRS Technology, Inc., upon terms outlined generally by the Borrower to the Bank. In connection with such acquisitions the Borrower represented (and hereby confirms such representations) to the Bank that (a) at the time of the Borrower's consummation of each such acquisition, no Possible Default or Event of Default existed or, after giving effect to each such acquisition, arose, (b) after giving effect to each such acquisition, the




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representations and warranties of the Borrower under the Credit Agreement remain true and correct in all material respects, (c) the aggregate amount of consideration paid or to be paid by the Borrower in connection with each such acquisition (which shall include, without limitation, deferred purchase price, non-competition agreement payments, consulting agreement payments, and patent licensing payments) shall not exceed $500,000 (of which, as to one such acquisition, $250,000 is to be paid in quarterly installments during the year
2002), and (d) the Borrower assumed no Debt in connection with either such acquisition and the assets so acquired are free of all Liens, other than Permitted Encumbrances. Based upon such representations and other information supplied by the Borrower to the Bank, the Bank hereby confirms that, at the Borrower's request, the Bank consented to both such acquisitions, subject to the following: (i) the Borrower shall deliver to the Bank promptly following request by the Bank a true and complete copy of the asset purchase agreement governing each such acquisition, together with all other material agreements and other documents to be executed and delivered by the Borrower in connection therewith, and (ii) as to each such acquisition, the Borrower shall execute and deliver to the Bank, within ten (10) Banking Days after request by the Bank, such mortgages, security agreements and other documents as the Bank may reasonably require to create or confirm and perfect a valid first priority Lien and security interest in all such assets.

     3. EFFECTIVE DATE; CONDITIONS PRECEDENT. The representations, covenants and consent set forth in Paragraph 2, above, are effective on the date hereof. The modifications to the Credit Agreement set forth in Paragraph 1, above, shall not be effective unless and until the date (the "Effective Date") on which the Borrower shall have satisfied all of the following:

     A. On the Effective Date and after giving effect to the agreements and waivers contained herein (i) there shall exist no Event of Default or Possible Default, and the Borrower




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shall have delivered to the Bank written confirmation thereof dated as of the
Effective Date and (ii) the representations and warranties of the Borrower under the Credit Agreement shall have been reaffirmed in writing as of the Effective Date, subject only to variances therefrom acceptable to the Bank.

     B. The Borrower shall have delivered copies of resolutions of the board of directors of the Borrower, certified by the secretary or an assistant secretary thereof, authorizing the Borrower's execution and delivery of this Fourth Amendment, the Restated Note required below and the performance of their terms.

     C. The Borrower shall have executed and delivered to the Bank the Restated Note, which, from and after the Effective Date shall be deemed to be the Revolving Note.

     D. Yan shall have executed and delivered to the Bank a confirmation of his Guaranty in the form of Attachment 2 hereto.

     E. Shanghai Jensing Electron Electrical Equipment Co., Ltd. shall have executed and delivered to the Bank a confirmation of its Intercreditor and Subordination Agreement in the form of Attachment 3 hereto; and Shanghai Zhen Xin Electronic Engineering Co., Ltd. shall have executed and delivered to Bank an Amended and Restated Intercreditor and Subordination Agreement in the form of Attachment 4 hereto.

     F. The Borrower shall have paid to the Bank, in immediately available funds, an amendment fee in the amount of Five Thousand Dollars ($5,000).

     G. All legal matters incident to this Fourth Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to the special counsel to the Bank.




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     H. The Bank shall have received such other certificates, opinions and documents, in form and substance reasonably satisfactory to it, as the Bank or its special counsel reasonably may request.

     4. OTHER LOAN DOCUMENTS. Any reference to the Credit Agreement or the Revolving Note in the other Other Agreements shall, from and after the Effective Date, be deemed to refer to the Credit Agreement, as modified by this Fourth Amendment, and the Restated Note.

     5. CONFIRMATION OF DEBT. The Borrower hereby affirms all of its Bank Debt to the Bank under the Credit Agreement and the Other Agreements, as the same are modified hereby. The Borrower further acknowledges and agrees that as of the Effective Date, it has no claims, defenses or set-off rights against the Bank, and, as of the Effective Date, there are no claims, defenses or set-offs to the enforcement by the Bank of the Bank Debt of the Borrower under the Credit Agreement and the Other Agreements.

     6. NO OTHER MODIFICATIONS; SAME INDEBTEDNESS. Except as expressly provided in this Fourth Amendment and in the Restated Note, all of the terms and conditions of the Credit Agreement and the Other Agreements remain unchanged and in full force and effect. The modifications effected by this Fourth Amendment and by the other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of any portion of the Revolving Loans now outstanding, it being the intention of the Borrower and the Bank hereby that the Bank Debt owing under the Credit Agreement, as amended by this Fourth Amendment, be and hereby is the same Indebtedness as that owing under the Credit Agreement immediately prior to the effectiveness hereof.




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     7. GOVERNING LAW; BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

     IN WITNESS WHEREOF, the Borrower and the Bank have hereunto set their hands as of the date first above written.


BANK                                        BORROWER
----                                        --------

BANK ONE, MICHIGAN                          TECHNICAL CONSUMER PRODUCTS, INC.



By: /s/ Randy R. Radik                      By: /s/ Ellis Yan
    -------------------------------             --------------------------------
    Randy R. Radik, Vice President              Ellis Yan, President





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